SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                January 24, 2003
                               ------------------
                Date of Report (Date of earliest reported event)


                                FUELNATION, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         FLORIDA                        1-12350                 65-0827283
 ------------------------           ---------------         ------------------
 (State or Other Jurisdiction        (Commission             (IRS Employer
       Of Incorporation)             File Number)            Identification
                                                                 Number)

                               4121 SW 47th Avenue
                                   Suite 1301
                              Davie, Florida 33314
                  ---------------------------------------------
                   (Address of executive offices and zip code)


         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


       Registrant's telephone number, including area code: (954) 587-3775

Item 5.  Other Events

Funding
-------

         On December 16, 2002, FuelNation entered into a Non-Disclosure Agreement with its lender for the issuance of the $100 million taxable secured note offering.

         On January 24, 2003, FuelNation signed a commitment letter with its lender to fund $100 million taxable secured note offering with an estimated interest rate of 4.35% for the FuelNation Travel Center Project. The term of the construction period is up to 24 months with a conversion to a fixed loan upon completion of construction for an additional 16 years. The lender requires a 20% equity participation in the project. The loan is subject to receiving a commitment letter from lender, FuelNation raising and funding the closing costs of approximately $4 million, entering into a purchase and sale agreement for land, proper zoning approvals, permitting and additional normal and customary agreements and documents for a transaction of this type. Closing of the Funding is scheduled for April 2003.

Reverse Stock Split
-------------------

         Effective January 27, 2003, FuelNation received a new CUSIP number #359528 20 5 for the previously announced 150 reverse split which is effective today and received a new trading symbol of "FLNA" (OTCBB: FLNA).

Rights Offering
---------------

         FuelNation will be commencing a Rights Offering to existing shareholders of record pursuant to a registration statement to be filed in February 2003. FuelNation will be distributing rights to persons who owned shares of our common stock on the effective date of our registration statement.

         Each shareholder will receive, at no charge, subscription rights for each share of our common stock that is owned on the record date. One full subscription right will entitle you to purchase additional shares of our common stock at a subscription price to be determined per share. If you exercise all of your subscription rights, you may also have the opportunity to purchase additional shares of our common stock at the same subscription price. The subscription rights may not be sold or transferred. The subscription rights will not be listed for trading on any stock exchange.

         You will also receive nontransferable warrants to purchase shares of our common stock if you satisfy certain conditions:

         - You must have shares of our common stock, other than those which you purchase in the rights offering, registered in your name rather than in the "street" name of a broker, dealer or other nominee on the effective date;

         - You must purchase shares of our common stock in the rights offering;

         - The shares of common stock you purchase in the rights offering must be registered in your own name rather than in "street" name; and

         - The number of shares of our common stock registered in your name six months after the effective date must equal or exceed that number of shares of our common stock registered in your own name on the effective date, inclusive of those shares of our common stock purchased in the rights offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  REGENESIS HOLDINGS, INC.


                                                  By: /s/ Charles H. Brodzki
                                                      -------------------------
                                                      Charles H. Brodzki
                                                      President, CEO


DATED: January 27, 2003